SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2003

BEA SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification Number)

2315 North First Street
San Jose, California 95131
(Address of principal executive offices)

(408) 570-8000
(Registrant’s telephone number, including area code)

ITEM 5.     OTHER EVENTS

On January 15, 2003, pursuant to a written instrument (the “Amendment”), BEA Systems, Inc. (the “Company”) and EquiServe Trust Company, N.A. (the “Rights Agent”) amended the terms of the Preferred Stock Rights Agreement, dated as of September 14, 2001, attached as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2001 (the “Rights Agreement” to which they are parties. Defined terms used in this report and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

Pursuant to the terms of the Amendment, the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement was amended such that if FMR Corp. and its affiliates (collectively, “FMR”) are or become the Beneficial Owner of 15% or more of the outstanding Common Shares of the Company, FMR shall not be or become an “Acquiring Person,” as defined pursuant to the terms of Section 1(a), unless FMR becomes the Beneficial Owner of more than sixteen percent (16%) of the outstanding Common Shares. The exclusion of FMR as an Acquired Person will exist only for so long as (a) FMR is the Beneficial Owner of sixteen percent (16%) or less of the outstanding Common Shares and (b) FMR reports or is required to report such ownership on Schedule 13G of the Exchange Act or on Schedule 13D under the Exchange Act (or any comparable or successor report) and any such schedule does not state any present intention on the part of FMR to hold such Common Shares with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect.

The Amendment further provides that, except as expressly amended by the Amendment, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit 99	Amendment No. 1 to the Preferred Stock Rights Agreement, dated as of January 15, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA Systems, Inc.
(Registrant)
Date:	January 22, 2003
		By:	/s/ WILLIAM M. KLEIN
William M. Klein Chief Financial Officer and Executive Vice President—Administration (Duly Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number

99	Amendment No. 1 to the Preferred Stock Rights Agreement, dated as of January 15, 2003.